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                                                                   EXHIBIT 23(b)



                                BANK OF BOSTON



                              CONSENT OF COUNSEL


        I, Gary A. Spiess, General Counsel of Bank of Boston Corporation, hereby consent to the use of my name in the Registration Statement, as amended, and any related Prospectuses.


                                                        /s/ Gary A. Spiess
                                                        Gary A. Spiess
                                                        General Counsel

Boston, Massachusetts
March 18, 1994